Exhibit 32.2
CERTIFICATIONS UNDER SECTION 906
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report for the year ended December 31, 2014 (the “Form 10-K/A Amendment No. 1”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 1, 2015     /s/ Samuel Goldfinger
Samuel Goldfinger
Title: Chief Financial Officer